                             NOTICE OF INSTRUCTIONS
                                    (OPTIONS)

(NOTE: To understand the offer fully and for a more complete description of the terms and conditions of the tender offer, you should carefully read the entire Offer to Purchase and the related Letter of Transmittal. THIS FORM SHOULD BE USED ONLY BY OFFICERS WHO ARE HOLDERS OF VESTED STOCK OPTIONS WITH AN EXERCISE PRICE OF LESS THAN $21.00 PER SHARE WHO DESIRE TO CONDITIONALLY EXERCISE SUCH OPTIONS AND TENDER THIS RESULTING OPTIONS SHARES TO CA IN THE OFFER.)

THIS NOTICE OF INSTRUCTIONS (OPTIONS) FORM MUST BE RECEIVED BY MATT FREMDER, AT THE ADDRESS BELOW BEFORE 12:00 P.M. NOON, NEW YORK CITY TIME, ON MARCH 13, 2006. YOU MUST SIGN AND COMPLETE THIS FORM FOR YOUR DIRECTION TO BE VALID.

      TO: Matt Fremder
          Credit Acceptance Corporation
          25505 West Twelve Mile Road
          Suite 3000
          Southfield, Michigan 48034-8339

      NOTE: DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OR INDIVIDUAL AT CA OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

                  NAME, ADDRESS AND (SOCIAL SECURITY NUMBER) OF
                                  OPTION HOLDER

Name:     ____________________________________________________
Address:  ____________________________________________________
          ____________________________________________________
          ____________________________________________________
          ____________________________________________________
          Social Security Number______________________________
          (PLEASE FILL IN)

      I acknowledge receipt of the Offer to Purchase dated February 10, 2006 (the "Offer to Purchase") and the related Letter of Transmittal with respect to an offer by Credit Acceptance Corporation, a Michigan corporation ("CA"), to purchase up to 5,000,000 shares of common stock, without nominal or par value per share, at a price not greater than $25.00 nor less than $21.00 per share (the "Offer Price"), net to the seller in cash, without interest. The number of shares that CA is offering to purchase includes Option Shares (as defined herein) and excludes those shares used to pay the exercise price in "cashless" exercises as described in Section 3 of the Offer to Purchase. Unless otherwise noted, the term "shares" includes Option Shares and does not include those shares used to pay the exercise price in "cashless" exercises.

      1. I hereby exercise vested options with an exercise price of less than $21.00 per share, for the amount of shares set forth herein ("Option Shares"). My exercise of options hereunder is subject to the condition that any options for Option Shares tendered but not purchased by CA because of proration or otherwise, shall be deemed not to have been exercised.

      2. I hereby elect as follows with respect to my options:

      (CHOOSE ONLY ONE)

      [ ] I wish to exercise and tender Option Shares having an exercise price of less than $21.00 per share from ALL of my vested options.

      [ ] I wish to exercise and tender __________ Option Shares having an exercise price of less than $21.00 per share from my vested options.

NOTE: IF NONE OF THE BOXES IS CHECKED AND THE FORM IS OTHERWISE PROPERLY COMPLETED, SIGNED AND RETURNED TO MATT FREMDER, OPTION SHARES FROM ALL OF YOUR VESTED OPTIONS WILL BE TENDERED.

      [ ] I wish to exercise and tender my vested options and Option Shares having an exercise price of less than $21.00 per share in the following order:

DATE OF GRANT                 NUMBER OF SHARES                    EXERCISE PRICE
-------------                 ----------------                    --------------
a.
b.
c.
d.
e.
f.

Attach additional signed list if necessary

      NOTE: IF YOU DO NOT DESIGNATE THE ORDER IN WHICH YOU WISH TO HAVE YOUR OPTIONS EXERCISED, YOUR VESTED OPTIONS WILL BE EXERCISED IN THE ORDER OF EXERCISE PRICE STARTING WITH THE LOWEST EXERCISE PRICE.

      3. This notice instructs you to exercise the options and to tender, at the $21.00 per share purchase price set forth in the Offer to Purchase and related Letter of Transmittal, the Option Shares that I am entitled to receive upon exercise, as instructed above, pursuant to the terms and conditions set forth in the Offer to Purchase you have furnished to me. By signing this Notice of Instructions (Options) I hereby agree that if any Option Shares are validly tendered and accepted, the options pursuant to which such Option Shares are acquired will be deemed exercised and I will (a) surrender shares with a fair market value (based on the closing price of CA's common stock on the expiration of the Offer) equal to the exercise price of the Options so exercised and the applicable tax withholding and (b) receive a cash payment equal to (i) the number of Option Shares that are accepted for purchase, times (ii) the per share purchase price paid by CA, and further agree to be bound by the terms and conditions set forth herein and in the Offer to Purchase.

      4. I understand and acknowledge that any portion of the options with respect to Option Shares that are purchased and in the Offer will be deemed exercised and the exercised portion of the Option will be cancelled. I understand and acknowledge that any portion of the options with respect to Option Shares not purchased in the Offer will be deemed not to have been exercised, and will continue to be governed by such option's existing terms and conditions.

      5. Your conditional exercise of the options and the tender of the resulting Option Shares pursuant to the Offer to Purchase may be withdrawn at any time prior to 5:00 P.M., New York City Time, on March 13, 2006. After that, only if Option Shares are not accepted for payment by CA as provided in the Offer to Purchase will the option remain outstanding. You must submit a written, transmission notice of withdrawal so that it is received by Matt Fremder, at the address indicated above before 5:00 P.M., New York City Time, on March 13, 2006. Any such notice of withdrawal must specify your name, social security number, the number of Option Shares that you wish to withdraw from the offer and to which Option Shares the withdrawal relates. All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by CA, in its sole discretion, which determination will be final and binding on all parties. None of

            CA, the Information Agent, the Depositary, or any other person will be obligated to give notice of any defects or irregularities in any notice of withdrawal and none of them shall incur any liability for failure to give any such notice. Any options properly withdrawn will thereafter be deemed not to have been conditionally exercised, or the resulting Option Shares tendered for purposes of the Offer to Purchase. However, conditional option exercises which have been withdrawn may be rescinded and Option Shares retendered by again properly following the procedures for conditional option exercises and the tendering of resulting Option Shares.

      THIS NOTICE OF INSTRUCTIONS (OPTIONS) FORM MUST BE RECEIVED BY MATT FREMDER BEFORE 12:00 P.M. NOON, NEW YORK CITY TIME, ON MARCH 13, 2006. YOU MUST SIGN AND COMPLETE THIS FORM FOR YOUR DIRECTION TO BE VALID.

      GENERAL TERMS AND CONDITIONS OF THE OFFER APPLICABLE TO OPTION SHARE
TENDERS:

      NOTE: THE FOLLOWING TERMS AND CONDITIONS ARE IN ADDITION TO, AND SHALL NOT BE CONSTRUED TO LIMIT IN ANY WAY, THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE AND RELATED LETTER OF TRANSMITTAL.

      1. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or CA to be necessary or desirable to exercise the options and complete the sale, assignment and transfer of the Option Shares tendered hereby and understands and agrees with all of the terms of the Offer to Purchase.

      2. The undersigned understands that tenders of Option Shares pursuant to the procedures described in Section 3 of the Offer to Purchase and in the related Letter of Transmittal and this Notice of Instructions (Options) will constitute an agreement between the undersigned and CA upon the terms and subject to the conditions of the offer.

      3. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

      4. CA will pay any stock transfer taxes with respect to the sale and transfer of any Option Shares to it or its order pursuant to the Offer to Purchase. The undersigned understands that (a) the purchase price will be paid to the undersigned (the holder CANNOT elect to have the purchase price paid to another person); and (b) the undersigned will be responsible for paying federal and state income taxes arising from the sale of the Option Shares in the Offer (a portion of which will be withheld as described in Instruction 5 below).

      5. Under the U.S. federal income tax laws, CA will be required to withhold income and employment taxes from the amount of any compensation income paid to option holders who are employees of CA.

      6. All questions as to the number of Option Shares accepted, the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of Option Shares will be determined by CA in its sole discretion, which determination shall be final and binding on all parties. CA reserves the absolute right to reject any or all conditional exercises of options and tenders of Option Shares it determines not to be in proper form or the acceptance of which or payment for which may, in the opinion of CA's counsel, be unlawful. CA also reserves the absolute right to waive any of the conditions of the tender offer and any defect or irregularity in the tender of any particular Option Shares, and CA's interpretation of the terms of the Offer to Purchase (including this Notice of Instructions (Options)) will be final and binding on all parties. No tender of Option Shares will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as CA shall determine. None of CA, the Depositary, the Information Agent or any other person is or will be obligated to give notice of any defects or irregularities in tenders and none of them will incur any liability for failure to give any such notice. Neither will CA be liable for any failure to waive any defect or irregularity in any tender of Option Shares.

      7. If this Notice of Instructions (Options) is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary capacity, such person should so indicate when signing, and proper evidence satisfactory to CA of the authority of such person so to act must be submitted to Matt Fremder.

      8. If you have questions regarding exercising your stock options in order to tender shares in the tender offer, you will need to contact Matt Fremder at
(248) 353-2700 x4763. Questions and request for assistance or additional copies of the Offer to Purchase, related Letter of Transmittal and this Notice of Instructions (Options) should be directed to Georgeson Shareholder Communications Inc. at (888) 219-8475.

SIGN HERE

SIGNATURE OF OPTION HOLDER______________________________________________________

Name____________________________________________________________________________
        (PLEASE PRINT)

________________________________________________________________________________
        If signed by other than option holder, capacity (full title)

________________________________________________________________________________
        Address (if different from that shown on the cover page)

Daytime Telephone Number________________________________________________________

Dated___________________________________________________________________________

      (Must be signed by option holder exactly as name appears on option(s). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 7.)